                                                                    EXHIBIT 99.3












                                TRUST AGREEMENT
                    PURSUANT TO THE UNION BANK OF CALIFORNIA
                        MASTER DEFINED CONTRIBUTION PLAN

                                TRUST AGREEMENT
                           PURSUANT TO THE UNION BANK
                        MASTER DEFINED CONTRIBUTION PLAN


                               TABLE OF CONTENTS


                                                                    PAGE
                                                                    ----
                                   ARTICLE I
                               POWERS, DUTIES AND
                               RIGHTS OF TRUSTEE

Section 1.1    GENERAL                                                1

Section 1.2    INVESTMENT OPTIONS                                     2

Section 1.3    POWERS OF TRUSTEE REGARDING INVESTMENTS                3

Section 1.4    OTHER POWERS OF TRUSTEE                                5

Section 1.5    DUTIES OF TRUSTEE                                      6

Section 1.6    DESIGNATION AS CUSTODIAN                               7

Section 1.7    EMERGENCIES AND DELEGATION                             7

Section 1.8    EXPENSES AND TAXES                                     7

Section 1.9    THIRD PARTIES                                          7

Section 1.10   GENERAL FUNDING POLICY AND                             8
               INVESTMENT OBJECTIVES

Section 1.11   EMPLOYER SECURITIES                                    8

Section 1.12   INSURANCE CONTRACTS                                    9


                                   ARTICLE II
                            RESTRICTIONS ON TRANSFER


Section 2.1    PERSONS TO RECEIVE PAYMENT                             9

Section 2.2    ASSIGNMENT AND ALIENATION PROHIBITED                   9

                                   ARTICLE III
                           RESIGNATION AND SUCCESSION

Section 3.1    RESIGNATION AND SUCCESSION WITH RESPECT               10
               TO ALL EMPLOYEES

Section 3.2    RESIGNATION OR REMOVAL AND SUCCESSION                 10
               WITH RESPECT INDIVIDUAL EMPLOYERS


                                   ARTICLE IV
                                   AMENDMENT

Section 4.1    POWER TO AMEND                                        11

Section 4.2    LIMITATION ON AMENDMENT                               11

Section 4.3    CONFORMITY WITH LAW                                   11


                                   ARTICLE V
                                  LIABILITIES

Section 5.1    DECLARATION OF INTENT                                 11

Section 5.2    GENERAL LIMITATIONS OF LIABILITY                      12

Section 5.3    LIABILITY OF THE TRUSTEE                              12

Section 5.4    INDEMNIFICATION                                       13


                                   ARTICLE VI
                            DURATION AND TERMINATION

Section 6.1    IRREVOCABILITY                                        13

Section 6.2    DURATION                                              13

                                  ARTICLE VII
                                 MISCELLANEOUS

Section 7.1    ADOPTION BY OTHER EMPLOYERS                           13

Section 7.2    SUCCESSOR EMPLOYER                                    14

Section 7.3    RELATION TO PLAN                                      14

Section 7.4    USE OF TRUST FUNDS                                    14

Section 7.5    LOCATION OF TRUST FUND ASSETS                         14

Section 7.6    PARTIAL INVALIDITY                                    14

Section 7.7    CONSTRUCTION                                          14


                                TRUST AGREEMENT
                    PURSUANT TO THE UNION BANK OF CALIFORNIA
                        MASTER DEFINED CONTRIBUTION PLAN

This Trust Agreement Pursuant to the Union Bank of California Master Defined Contribution Plan (the "Trust Agreement") is made by and between each employer which adopts the Union Bank of California Master Defined Contribution Plan, (the "Employer") and Union Bank of California, N.A., a national banking association ("Union Bank of California"), as trustee (the "Trustee"), and Union Bank of California as sponsor of the Union Bank of California Master Defined Contribution Plan and Trust (the "Sponsor").

                                    RECITALS

        A. Union Bank of California has established The Union Bank of California Master Defined Contribution Plan (the "Plan") for the benefit of adopting Employers. The Plan is a master prototype plan intended as a qualified retirement plan under Internal Revenue Code Sections 401 and 501, and similar provisions of applicable state law. The Plan is intended to comply with the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) as amended from time to time.

        B. The Plan provides for contributions by adopting Employers and Participants to be held in trust, invested, and paid out by the Trustee to Participants and their Beneficiaries or representatives for the accomplishment of the purposes of said Plan.

        C. The Sponsor desires to provide a trust pursuant to the Plan which is intended to be a tax exempt trust under Section 501 of the Internal Revenue Code and regulations issued pursuant thereto, and under similar provisions of the California Revenue and Taxation Code and any other applicable state law. Union Bank adopted this Trust Agreement as an amendment in full and complete restatement of the Trust Agreements pursuant to the Master Profit Sharing Plan sponsored by Union Bank, Master Money Purchase Pension Plan sponsored by Union Bank, Master Thrift Plan sponsored by Union Bank, California First Bank Money Purchase Pension Plan and California First Bank Profit Sharing Plan.

                                   AGREEMENT

        NOW, THEREFORE, the Sponsor hereby adopts this Trust Agreement as hereinafter set forth, and the Trustee agrees to receive and hold any and all cash and property which has been or may be paid or delivered to it as Trustee hereunder from time to time in trust for the uses and purposes and upon the terms and conditions hereinafter stated.

                                   ARTICLE I
                      POWERS, DUTIES AND RIGHTS OF TRUSTEE

Section 1.1 General

It shall be the duty of the Trustee to hold the funds and property from time to time received by it from the Employer and its Participants which, together with the increase, earnings and profits thereon, shall constitute the Employer's Trust Fund; to manage, invest and reinvest the Trust Fund, except as provided in Section 1.2; to collect and hold the increase, earnings and profits thereon; and to make payments from the Trust Fund; all as herein and in the Plan provided. For both accounting and investment purposes, a separate Trust Fund shall be established for each Employer. No Employer or the portion of any Trust Fund attributable to it shall be liable for Plan benefits attributable to another Employer or the portion of any Trust Fund attributable to such other Employer.

The Trustee shall be a fiduciary within the meaning of Section 3(21)(A) of ERISA and shall perform its duties and exercise its powers as such subject to all provisions of the Plan and this Trust Agreement, ERISA and other applicable laws and regulations governing fiduciaries.

Section 1.2 Investment Options

In reference to the choice of investment options made by the Employer:

     (a) The Employer's Trust Fund, subject to any administrative restrictions imposed by the Trustee, shall be invested in any Permissible Investment as set forth in Union Bank of California's Statement Of Policy For Directed Employee Benefit Trust Investments as published from time to time. A copy of such current guidelines is attached hereto as Exhibit "A". for purposes of the Plan and this Trust Agreement "Permissible Investment" shall mean any investment medium which the Trustee makes available for investment of assets held in the Employer's Trust Fund including but not limited to:

          (i) any collective investment fund regularly maintained by Union Bank of California for common investment of qualified employee benefit plan trust funds,

          (ii) any mutual fund advised by Union Bank of California or any affiliate, and any mutual fund for which Union Bank of California may provide other services for a fee;

          (iii) any type of interest-bearing deposit with Union Bank or any financial institution made available for use hereunder.

     (b) The Employer shall direct the Trustee in writing as to which of the following subparagraphs shall from time to time be operative. The Employer's written direction shall remain in force until the Trustee is otherwise directed in writing:

          (i) The Employer shall retain full investment authority, in which event the Employer shall, within the limitations set forth below and in accordance with the provisions of Section 1.2(a) above, direct the Trustee in writing with respect to the investment, management and control of Trust assets, and the Trustee shall, as promptly as possible, comply with such written directions; however, the Trustee, in its sole discretion, may refuse to comply with the directions of the Employer to invest in assets other than Permissible Investments or with directions which the Trustee deems to be improper or contrary to the provisions of the Plan and Trust, ERISA or the Internal Revenue Code. The Trustee shall not be liable, in any manner for any reason, for the making, retention or disposition of any investment pursuant to the Employer's directions or for its failure to invest any or all of the Employer's Trust Fund in the absence of such written directions, nor shall the Trustee be liable when it is directed by the Employer to acquire a security for failure to exercise any conversion, redemption, exchange, subscription or other right with respect to that security, notice having been given with respect to such right prior to the purchase of such security, unless the Trustee is informed of the existence of the right and is instructed to exercise such right, in writing, by the Employer, within a reasonable time prior to the expiration of such right. The employer shall not direct the purchase, sale or retention of any assets of the Trust other than Permissible Investments and shall only make directions which are in compliance with the applicable provisions of ERISA and any regulations or rulings issued thereunder.

          (ii) The Employer shall appoint an Investment Manager (as defined in
          Section 3(38) of ERISA) and shall inform the Trustee in writing of such appointment. The Investment Manager shall, within the limitations set forth below and in accordance with the provisions of Section 1.2(a) above, direct the Trustee in writing with respect to the investment, management and control of Trust assets, and the Trustee shall, as promptly as possible, comply with such written directions.

          The Investment Manager shall not direct the purchase, sale or retention of any assets of the Trust other than Permissible Investments and shall only make directions which are in compliance with the applicable provisions of ERISA and any regulations or ruling issued thereunder. The Trustee shall have no liability for the acts or omissions of such Investment Manager or be under an obligation to invest or otherwise manage any asset of the Trust which is subject to the management of such Investment Manager.

          (iii) The Trustee shall have full investment authority, in which event, the Trustee shall exercise all of the powers listed in Section
          1.3 below without awaiting directions from the Employer.

          (iv) If the Employer has so elected in its Adoption Agreement, the Participant shall have full investment authority over the investment of assets allocated to such Participant's accounts in that the Participant shall select among the Investment Options authorized by the Employer. The Employer or Investment Manager shall have full responsibility for designating the Investment Options under the Plan and for selecting the underlying investment vehicle(s) for each designated Option. To the extent allowed under the Internal Revenue Code, ERISA and applicable regulations thereunder, neither the Employer, the Administrator nor the Trustee shall have any responsibility for monitoring the directions of the Participant nor shall they be liable in any manner for following the directions of a Participant. The Administrator shall establish uniform and nondiscriminatory rules for the operation of the Participant directed accounts, including whether the Participant shall direct the Trustee in writing or direct the Administrator who directs the Trustee in writing. Participant directed accounts shall be subject to the provisions of the Plan and may only be invested in Permissible Investments. The Trustee may refuse to comply with the directions of the Participant to invest in assets other than Permissible Investments or with directions which the Trustee deems to be improper or contrary to the provisions of the Plan and Trust, ERISA or the Internal Revenue Code.

Section 1.3 Powers of Trustee Regarding Investments

After receiving the required directions from the Employer or Investment Manager, if the Employer has either retained investment authority or delegated it to an Investment Manager, the Participant, if Participant directed accounts have been established or on the Trustee's own behalf if the Employer has granted it full powers, the Trustee, subject to the limitations of Sections 1.1 and 1.2, the provisions of ERISA and other applicable laws, is authorized and empowered:

     (a) To invest and reinvest the Employer's Trust Fund or any part thereof in any one or more kind, type, class, item or parcel of property, real, personal or mixed, tangible or intangible; or in any one or more kind, type, class, item or issue of investment or security; or in any one or more kind, type, class or item of obligation, secured or unsecured; or in any combination of them.

     (b) To acquire and sell options to buy securities ("call" options) and to acquire and sell options to sell securities ("put" options).

     (c) To buy, sell, assign, transfer, acquire, lease (for any purpose, including mineral leases, and for terms within or extending beyond the life of this Trust), exchange and in any other manner to acquire, manage, deal with and dispose of all or any part of the Trust property, for cash or credit and upon any reasonable terms and conditions.

     (d) To make "deposits', within the meaning of Section 408(b)(4) of ERISA, with any bank or savings and loan institution, including any such facility of Union Bank of California or an affiliate thereof provided that the deposit bears a reasonable rate of interest.

     (e) To retain all or any portion of the Employer's Trust Fund in cash and temporarily awaiting investment without liability for interest thereon and to retain in cash, without liability for interest thereon, all or any portion of the Employer's Trust Fund for the purpose of making distributions or other payments notwithstanding Trustee's receipt of "float" from such uninvested cash.

     (f) To invest and reinvest the Employer's Trust Fund, or any part thereof, in any mutual fund advised by Union Bank of California as well as one or more collective investment trust funds regularly maintained by Union Bank of California for common investment of trust funds. The Declaration of Trust is hereby made a part of this Trust Agreement. Notwithstanding any other provisions hereof, the Trustee may commingle said investments with assets similarly invested by trusts similar hereto, by investing the same as a part of one or more of such investment trust funds, all according to said Declarations of Trust as now constituted and as amended from time to time. Notwithstanding anything to the contrary in this Trust Agreement, Union Bank of California shall have full investment responsibility over assets of the Employer's Trust Fund invested in such commingled funds.

     (g) To place uninvested cash and cash awaiting distribution in one or more mutual funds or collective investment funds maintained by Union Bank of California, or both, and as set forth in the Union Bank of California Cash Management Form. Union Bank of California may receive compensation from the sponsor of such fund(s) for services rendered.

     (h) To borrow or raise money for the purposes of the Trust from any source (other than in a prohibited transaction as defined in Sections 406 of ERISA or 4975(c) of the Internal Revenue Code); to pay interest; to issue promissory notes and to secure the repayment thereof by pledging all or any part of the Employer's Trust Fund.

     (i) To vote upon any stocks, bonds or other securities; to give general or special proxies or powers of attorney with or without power of substitution except as related to Employer Securities pursuant to Section 1.11; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held in the Employer's Trust Fund.

     (j) To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

     (k) To raze or move existing buildings; to make ordinary or extraordinary repairs, alterations or additions in and to buildings; to construct buildings and other structures and to install fixtures and equipment therein.

     (l) To pay or cause to be paid any and all real or personal property taxes, income taxes or other taxes or assessments of any or all kinds levied or assessed upon or with respect to the Employer's Trust Fund or the Plan.

     (m) To hold term or ordinary life insurance contracts on the lives of Participants (but in the case of conflict between any such contract and the Plan, the terms of the Plan shall prevail); to pay the premiums on such contracts; to distribute, surrender or otherwise dispose of such contracts; to pay the proceeds if any, of such contracts to the proper persons in the event of the death of the insured Participant; to enter into, modify, renew and terminate annuity contracts of deposit administration or immediate participation or other group or individual type with one or more insurance companies and to pay or deposit all or any part of the Employer's Trust Fund thereunder; to provide in any such contract for the investment of all or any part of funds so deposited with the insurance company in securities under separate accounts; to exercise and claim all rights and benefits granted to the contract holder by any such contracts.

     (n) To exercise all the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under applicable federal or California laws, as amended from time to time, it being intended that, except as herein otherwise provided, the powers conferred upon the Trustee herein shall not be construed as being in limitation of any authority conferred by laws, but shall be construed as in addition thereto.

Section 1.4 Other Powers of Trustee

In addition to the above-enumerated powers and whether or not the Employer has retained investment authority, the Trustee in any and all events is authorized and empowered:

     (a) To invest funds pending required directions in any type of interest-bearing account including without limitation, time certificates of deposit or interest-bearing accounts issued by Union Bank of California.

     (b) To cause all or any part of the Trust Fund to be held in the name of the Trustee (which in such instance need not disclose its fiduciary capacity) or, as permitted by law, in the name of any nominee, and to acquire for the Trust Fund any investment in bearer form; but the books and records of the Trust shall at all times show that all such investments are a part of the Trust Fund and the Trustee shall hold evidences of title to all such investments.


     (c) To serve as sole custodian with respect to the Trust assets, provided Union Bank of California is the sole Trustee. If not, the terms of the Custodial Agreement between Union Bank of California and the Trustee shall govern.

     (d) To employ such agents and counsel as may be reasonably necessary in managing and protecting the Trust assets and to pay them reasonable compensation; to employ any broker-dealer, including any broker-dealer affiliated with Union Bank of California, and pay to such broker-dealer at the expense of the Trust its standard commissions; to settle, compromise or abandon all claims and demands in favor of or against the Employer's Trust Fund; and to charge any premium on bonds purchased at par value to the principal of the Employer's Trust Fund without amortization from the Employer's Trust Fund, regardless of any law relating thereto.

     (e) In addition to the powers listed herein, to do all other acts necessary or desirable for the proper administration of the Trust Fund, as though the absolute owner thereof.

     (f) To abandon, compromise, contest, arbitrate or settle claims or demands; to prosecute, compromise and defend lawsuits, but without obligation to do so; all at the risk and expense of the Trust Fund.

     (g) To exercise and perform any and all of the other powers and duties specified in this Trust Agreement or the Plan.

     (h) To permit such inspections of documents at the principal office of the Trustee as are required by law.

     (i) To comply with all requirements imposed by ERISA or other applicable provisions of law.

     (j) As directed by the Administrator:

          (i) To cause the benefits provided under the Plan to be paid directly to the persons entitled thereto under the Plan, and in the amounts and in the manner specified, and to charge such payments against the Employer's Trust Fund with respect to which such benefits are payable.

          (ii) To compensate such executive, consultant, actuarial, accounting, investment, appraisal, administrative, clerical, secretarial, medical, custodial, depository and legal firms, personnel and other employees or assistants as are engaged by the Administrator in connection with the administration of the Plan of such Employer and to pay from the Employer's Trust Fund the necessary expenses of such firms, personnel and assistants, to the extent not paid by the Employer.

          (iii) To impose a reasonable charge to cover the cost of furnishing to Participants or Beneficiaries upon their written request documents as required under Section 104(b)(4) of ERISA (but not for furnishing information statements or documents as required by Section
          104(b)(1), (2) or (3) or Section 104(c) or Section 105(a) or (c) of ERISA).

          (iv) To act upon proper written directions of the Employer, the Administrator or any other named fiduciary including directions given by photostatic tele-transmission using facsimile signature.

          (v) To pay from the Employer's Trust Fund the expenses reasonably incurred in the administration of the Employer's Trust Fund as provided in the Plan.

          (vi) To maintain insurance for such purposes, in such amounts and with such companies as the Administrator shall elect, including insurance to cover liability or losses occurring by reason of the acts or omissions of fiduciaries (but only if such insurance permits recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation by such fiduciary).

Section 1.5  Duties of Trustee

In reference to the duties of the Trustee:

     (a) The Trustee shall exercise any of the foregoing powers from time to time as required by law.

     (b) The trustee shall maintain or cause to be maintained suitable records, data and information relating to its functions hereunder.

     (c) The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other actions hereunder. Its books and records relating thereto shall be open to inspection and audit at all reasonable times by the Employer, the Administrator or their duly authorized representatives.

     (d) Within sixty days after the close of each Plan Year and within sixty days after the resignation of the Trustee as provided in Article III hereof, the Trustee shall render to the Employer a written account showing in reasonable summary the investments, receipts, disbursements and other transactions engaged in by the Trustee during the preceding Plan Year or period with respect to the Employer's Trust Fund. Such account shall set forth the assets and liabilities of the Employer's and all kinds that may be levied or assessed under existing or future laws upon or in respect to the Employer's Trust Fund or the income thereof, and Union Bank's charges for issuing distribution checks to Participants or their representatives shall be paid from, and shall constitute a charge upon, the Employer's Trust Fund. The Employer shall have sixty days after the Trustee's mailing of each such account within which to file with the Trustee written objections to such account. Upon the expiration of each such period, the Trustee shall be forever released and discharged from all liability and accountability to the Employer with respect to the propriety of its acts and transactions shown in such account except with respect to any such acts or transactions as to which the Employer files written objections within such sixty day period with the Trustee.

     (e) The Trustee shall file such descriptions and reports and shall furnish such information and make such other publications, disclosures, registrations and other filings as are required of the Trustee by ERISA.

     (f) The Trustee shall have the power and duty to comply promptly with all proper directions of the Administrator and the Employer. Unless a Directed Investment Account or Participant Directed Account has been established, the Trustee shall not act on any directions or requests received from Participants.


Section 1.6  Designation as Custodian

If Union Bank of California has not been named as a Trustee under the Employer's Adoption Agreement, Union Bank shall serve as sole Custodian pursuant to the terms of a separate Custodial Agency Agreement to be executed by Union Bank and the Trustee.


Section 1.7  Emergencies and Delegation

In reference to situations involving emergencies or delegation of duties:

     (a) In case of an emergency, the Trustee may act in the absence of directions from any other fiduciary having the power and duty to direct the trustee with respect to the matter involved and shall incur no liability in so acting.

     (b) By written notice to the Trustee, the Administrator or the Employer may authorize the Trustee to act on matters in the ordinary course of the business of the Trust or on specific matters upon the signature of its delegate.


Section 1.8  Expenses and Taxes

In reference to expenses incurred and the taxes paid by the Trustee:

          (a) Union Bank of California as Trustee or Custodian shall be paid by the Employer, in accordance with Union Bank of California's fee schedule applicable as of the date such fees are payable, but if not so paid, such fees shall constitute a charge upon the Employer's Trust Fund.

          (b) Reasonable counsel fees, reasonable costs, expenses, and charges of Union Bank of California and the Trustee incurred or made in the performance of its duties, including but not limited to expenses relating to investment of the Employer's Trust Fund such as brokers' commissions, stamp taxes, and similar items and all taxes of any and all kinds that may be levied or assessed under existing or future laws upon or in respect to the Employer's Trust Fund or the income thereof.


Section 1.9 Third Parties

In reference to dealings with third parties by the Trustee:

          (a) No person dealing with the Trustee shall be required to follow the application of purchase money paid or money loaned to the Trustee nor inquire as to whether the Trustee has complied with the requirements hereof.

          (b) In any judicial or administrative proceedings, only the affected Employer and the Trustee shall be necessary parties and no Participant or other person having or claiming any interest in the Employer's Trust Fund shall be entitled to any notice or service of process (except as required by law). Any judgment, decision or award entered in any such proceeding or action shall be conclusive upon all interested persons.

Section 1.10  General Funding Policy and Investment Objectives

In reference to the general funding policy and investment objectives of the
Trust:

     (a) Subject to the requirements of law and the provisions of this Trust Agreement, the assets of the Trust Fund shall be prudently invested and managed with the purpose of achieving long-term growth of the Trust Fund through interest, dividends, gains and appreciation in value at a rate consistent with the objectives of plans of like character and aims.

     (b) Sufficient liquidity shall be maintained to meet the reasonably anticipated requirements of the Trust Fund for payment of expenses of administration, investment and management and for distribution of benefits to Participants and Beneficiaries.

     (c) The policy established in this Section may be modified at any time by the written agreement of the Trustee and Sponsor.


Section 1.11  Employer Securities

In reference to the issue of Employer Securities within the Trust Fund:

     (a) The Administrator shall direct the investment of assets in the Employer's Trust Fund in Employer Securities unless the Administrator is satisfied that the Employer Securities are exempt from registration under the federal Securities Act of 1933, as amended, and are exempt from qualification under the California Corporate Securities Law of 1968, as amended, and of any other applicable blue sky law, or in the alternative, that the Employer Securities have been so registered and/or qualified. The Administrator shall also specify what restrictive legend on transfer, if any, is required to be set forth on the certificates for the Employer Securities and the procedure to be followed by the Trustee to effectuate a resale of such Employer Securities. The Administrator shall not direct the investment in "Employer Securities" or "Employer Real Property", as those terms are used in ERISA, if such investment would be prohibited by ERISA. The Administrator shall only direct the investment of funds into Employer Securities (i) if those securities are traded on an exchange permitting a readily ascertainable fair market value, or (ii) if the Administrator shall have obtained a current valuation by an independent appraiser, and periodically supplies updated valuations while the Employer Securities remain in the Trust. In determining the value of Employer Securities on a periodic basis, the Trustee may conclusively rely on the certified appraisal or other form of valuation submitted to it by the Administrator, the Employer or the Investment Manager, if any.

     (b) The Trustee shall vote Employer Securities or sell pursuant to a tender offer as directed by written instructions of the Administrator, the Investment Manager with authority over those assets, if any, or by the Participants if the Employer has elected pass through voting in its Non-Standardized Adoption Agreement, it being understood that the person with investment discretion over the Trust assets has exclusive authority and responsibility to vote proxies unless pass through voting to Participants is set forth within the Employer's Non-Standardized Adoption Agreement or is mandated by law. If the vote is to be passed through to the Participants, the Administrator shall provide any information requested by the Trustee that is necessary or convenient to obtain and preserve the confidentiality of the Participants' directions. Any conflicting instructions shall be resolved by the Administrator, who shall advise the Trustee on the voting of Employer Securities or tendering the securities in response to a tender offer. Proxies of Employer Securities which are unallocated to a Participant's account, or for which any votes are not cast, shall be voted or tendered by the Trustee proportionally in the same manner as those voted or tendered by Administrator, Investment Manager, or the Participants, unless the Trustee is required by law to vote the proxies or tender the Employer Securities exercising the Trustee's discretion.

     The Employer shall indemnify and hold harmless the Trustee with respect to any action taken or refrained from with regard to voting or tendering Employer Securities, it being expressly understood that the Trustee shall have no discretion with respect to such action unless required by law. Trustee shall have no duty to provide Participants with information necessary to make an informed decision with respect to the voting or tendering of employer securities, which shall be the exclusive duty of the Employer.

     (c) The Trustee shall not be liable under the Plan or the Trust for any investment in or retention of Employer Securities held as Trust assets, whether retention is due to instructions to retain, or inability to sell due to any Federal; or State securities law restrictions, or the unmarketable or illiquid nature of the investment.

Section 1.12   Insurance Contracts

The Administrator may direct the Trustee in writing to invest assets of the Trust in group or individual insurance contracts of all kinds authorized under the Plan, provided such contracts are issued by an insurance company or companies qualified to do business in more than one state, and the Administrator shall have the sole responsibility and shall direct the Trustee with respect to such insurance. The administration of these insurance contracts shall be the sole responsibility of the Administrator, and the Trustee shall follow the directions of the Administrator with respect to the administration of any such contracts.

                                   ARTICLE II
                            RESTRICTIONS ON TRANSFER

Section 2.1    Persons to Receive Payment

In reference to payments made by the Trustee:

     (a) The Trustee shall, except as otherwise provided in subsection (b), pay all amounts payable hereunder only to the person or persons designated under the Plan as directed by the Administrator and not to any other person or corporation, and only to the extent of assets held in the Employer's Trust Fund.

     (b) In the event any controversy shall arise as to the person or persons to whom any distribution or payment is to be made by the Trustee, or as to any other matter arising in the administration of the Plan, the Trustee may retain the amount in controversy pending resolution of the controversy or the Trustee may file an action seeking declaratory relief and/or may interplead the Employer and/or any or all the persons making conflicting demands.

     (c) The Trustee shall not be liable for the payment of any interest or income on any amount withheld or interpleaded under subsection (b).

     (d) The expenses of the Trustee for taking any action under subsection (b) shall be charged by the Trustee to the Employer's Trust Fund.

Section 2.2    Assignment and Alienation Prohibited

No benefit or interest available hereunder will be subject to assignment or alienation, either voluntary or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such an order is determined by the Administrator to be a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code.

Any domestic relations order entered before January 1, 1985 will be treated as a Qualified Domestic Relations Order if payment of benefits has commenced as of such date, and may be treated as a Qualified Domestic Relations Order if payment of benefits has not commenced as of such date, even though the order does not satisfy the requirements of Section 414(p).

                                  ARTICLE III
                           RESIGNATION AND SUCCESSION

Section 3.1  Resignation and Succession with Respect to All Employers

In reference to the resignation of the Trustee or the appointment of a successor Trustee:

     (a) The Trustee may resign at any time upon thirty days prior written notice to the Employer(s) adopting the Plan (which notice may be waived by the Employer(s)). Upon resignation of the Trustee the Trustee shall simultaneously designate a Successor Trustee.

     (b) A Successor Trustee shall have the same powers and duties as those conferred herein. A resigning Trustee shall transfer the Trust Fund to its successor and shall deliver the books, accounts and records thereof thereto. The resigning Trustee is authorized, however, to reserve such amount as may be necessary for the payment of its fees and expenses incurred prior to its resignation.

     (c) If the Trustee shall fail or refuse to so appoint a successor Trustee prior to the effective date of its resignation, the Trust shall terminate in accordance with the Plan as to all Employers except those who have caused transfers of assets of the Trust Fund to other qualified plans in accordance with Section 8.3 of the Plan.

     (d) A Successor Trustee shall have no duty to audit or otherwise inquire into the acts and transactions of its predecessor.

Section 3.2 Resignation or Removal and Succession with Respect to Individual
            Employers

     (a) The Trustee may resign as Trustee with respect to the Plan and Trust Agreement as adopted by an individual Employer at any time upon thirty days' prior written notice to the Employer (which notice may be waived by the Employer). Notwithstanding the preceding sentence, if any, employer securities are held as an asset of the Trustee. Trustee may resign at any time, with such resignation to be effective immediately upon written notice.

     (b) An individual Employer may remove the Trustee with respect to the Plan and Trust Agreement as adopted by the individual Employer at any time upon thirty days prior written notice to the Trustee (which notice may be waived by the Trustee).

     (c) Upon resignation or removal of the Trustee pursuant to Section 3.2(a) or (b), the Employer shall promptly designate a Successor Trustee who must be acceptable to the Sponsor. If the named Successor Trustee is not acceptable to the Sponsor, the Employer shall promptly designate a Successor Plan and Trust (as defined below) and a qualified trustee thereunder who will accept transfer of the assets of the Employer's Trust Fund. The term "Successor Plan and Trust" means a plan and trust intended to meet the requirements of Section 401(a) of the Code.

     (d) If the Employer does not designate a Successor Plan and Trust and a qualified trustee thereunder within thirty days after the Trustee gives notice of resignation pursuant to Section 3.2(a) or receives notice of removal pursuant to Section 3.2(b), the Board of Directors shall be deemed to be Successor Trustee. Alternatively, Trustee may, at the expense of the Employer's Trust Fund apply to a court of competent jurisdiction for the designation of a Successor Plan and Trust and a qualified trustee thereafter. Until such time as a Successor Plan and Trust and a qualified trustee are designated, the Trustee shall be entitled to its regular fees for acting as Trustee as provided under the Plan.

     (e) Upon the designation of a Successor Plan and Trust and a qualified trustee thereunder, the Trustee shall promptly transfer the assets of the Employer's Trust Fund, suitable records, and other information to the trustee of the Successor Plan and Trust and the Trustee shall have no further responsibility with respect to such assets, records, and information. The Trustee is authorized, however, to reserve such amount as may be necessary for the payment of its fees and expenses incurred prior to the transfer of such assets, records, and information.

                                   ARTICLE IV
                                   AMENDMENT

Section 4.1 Power to Amend

Union Bank of California, as Sponsor, shall have the right at any time and from time to time to modify or amend this Trust Agreement in whole or in part.

Section 4.1 Limitation on Amendment

No amendment shall be made at any time under which any part of the Employer's Trust Fund may be diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries or which shall decrease the percentage or amount of the interest of any Participant which shall theretofore have become Vested.

Section 4.3 Conformity with Law

Notwithstanding anything herein to the contrary, this Trust Agreement may be amended prospectively or retroactively at any time by the Sponsor if deemed necessary to conform to the provisions and requirements of ERISA or the Internal Revenue Code or regulations promulgated pursuant thereto in order to maintain the tax-exempt status hereof thereunder, or to conform to the provisions and requirements of any law, regulation, order or ruling affecting the character or purpose of the Plan or Trust.

                                   ARTICLE V
                                  LIABILITIES

Section 5.1 Declaration of Intent

In keeping with the public policy expressed in Section 419(a) of ERISA, nothing in this Article purports to relieve a fiduciary from liability for any responsibility, obligation or duty under Part 4 of Title I of ERISA. However, to the full extent permitted in Section 405 of ERISA and otherwise as not prohibited by law, it is the intent of this Article to relieve each fiduciary from all liability for any acts or omissions of any other fiduciary or any other person and to declare the absence of liabilities of all persons referred to in this Article to the extent not imposed by law or by Section 1.2 or other provisions of this Trust Agreement.

Each of the following Sections, in declaring such limitations of liability, is set forth without limiting the generality of this Section but in each case shall be subject to the provisions, limitations and policies set forth in this Section.

Section 5.2    General Limitations of Liability

In reference to the limitation of liability of the fiduciary:

     (a) No fiduciary shall be liable with respect to a breach of fiduciary duty under Title I of ERISA if such breach was committed before he or she became fiduciary or after he or she ceased to be a fiduciary.

     (b) No named fiduciary shall be liable for any act or omission of any person to whom fiduciary responsibilities (other than Trustee responsibilities) are allocated by the Trust Agreement or by a named fiduciary, except as provided in Section 405(c) of ERISA.

Section 5.3.    Liability of the Trustee

In reference to the liabilities and responsibilities of the Trustee:

     (a) The Trustee shall have no powers, duties or responsibilities with regard to the administration of the Plan or to determine the rights or benefits of any person having or claiming an interest under the Plan or in the Trust Fund or under this Trust Agreement or to examine or control any disposition of the Trust Fund or part thereof which is properly directed by the Administrator.

     (b) The Trustee shall have no liability for the adequacy or contributions for the purposes of the Plan or for enforcement of the payment thereof.

     (c) The Trustee shall have no liability for the acts or omissions of the Employer or the Administrator.

     (d) The Trustee shall have no liability for following proper directions of a named fiduciary when such directions are made in accordance with this Trust Agreement and the Plan and are not contrary to Title I of ERISA.

     (e) During such period or periods, of time, if any, as any named fiduciary is directing the investment and management of Trust assets, the Trustee shall have no obligation to determine the existence of any conversion, redemption, exchange, subscription or other right relating to any securities purchased on the directions of such named fiduciary if notice of any such right was given prior to the purchase of such securities. If such notice is given after the purchase of such securities, the Trustee shall notify such named fiduciary thereof. The Trustee shall have no obligation to exercise any such right unless it is informed of the existence of the right and is instructed to exercise such right, in writing, by the named fiduciary in question within a reasonable time prior to the expiration of such right.

     (f) During such period or periods of time, if any, as a named fiduciary is directing the investment and management of Trust assets, if such named fiduciary directs the Trustee to purchase securities issued by any foreign government or agency thereof, or by any corporation domiciled outside of the United States, it shall be the responsibility of the named fiduciary to advise the Trustee in writing with respect to any laws or regulations of any foreign countries or any United States territories or possessions which shall apply, in any manner whatsoever, to such securities, including, but not limited to, receipt of dividends or interest by the Trustee for such securities.

        (g) If by reason of any action or failure to act by any Employer and without the knowledge of the Trustee, the Trust or a portion thereof, ceases to be a tax-exempt trust pursuant to a qualified plan under Sections 401 and 501 of the Internal Revenue Code, the Employer involved shall indemnify the Trustee for any federal estate taxes which the Trustee is required to pay as a result of a distribution thereafter made at the direction of the Administrator under subsection 1.4(j)(i) to a Beneficiary in which event the Employer shall be subrogated to the right of the Trustee to proceed against such Beneficiary, the executor of the estate of the deceased Participant or any other person for reimbursement of the amount paid.

Section 5.4 Indemnification

In reference to indemnification of the parties to this Trust Agreement:

        (a) The Employer, by adoption of this Trust Agreement, agrees to indemnify the Trustee, the Sponsor, the Custodian (if any), the Administrator and any fiduciary such parties appoint for reasonable expenses and to exonerate and indemnify them to their reasonable satisfaction, from time to time, for or against any and all loss, expense and liability incurred or to be incurred by them for acts or omissions of such Employer, any Affiliated Employer or any of their Employees.

        (b) The Employer agrees to indemnify the Trustee and Custodian against any liability imposed as a result of a claim asserted by any person or persons with respect to whom the Trustee has acted in good faith in reliance on a written direction of the Employer or the Administrator.

                                   ARTICLE VI
                            DURATION AND TERMINATION

Section 6.1 Irrevocability

This Trust is hereby declared to be irrevocable.


Section 6.2 Duration

This Trust shall continue in full force and effect for the maximum period of time permitted by law and in any event until the expiration of twenty-one years after the death of the last surviving person who was living at the time of execution hereof who at any time becomes a Participant in the Plan, unless this Trust is sooner terminated in accordance with the Plan.


                                  ARTICLE VII
                                 MISCELLANEOUS

Section 7.1 Adoption by Other Employers

An Employer which (or an Affiliated Employer which, by means of an amended Adoption Agreement as permitted in Section 2.1 of the Plan) adopts the Plan with the approval of both the Administrator and the Sponsor shall concurrently become a party to this Trust Agreement by giving written notice of its adoption of the Plan and this Trust Agreement to the Sponsor. Upon such written notice, the Employer (or such Affiliated Employer) shall become a signatory to this Trust Agreement.

Section 7.2    Successor Employer

If any successor to an Employer continues the Plan adopted by the Employer, such successor shall concurrently become a successor first party to this Trust Agreement by giving written notice of its adoption of the Plan and this Trust Agreement to the Trustee by duly authorized persons, which said written notice shall constitute such successor a signatory hereto.

Section 7.3    Relation to Plan

All words and phrases used herein shall have the same meaning as in the Plan and this Trust Agreement and the Plan shall be read and construed together. Whenever in the Plan it is provided that the Sponsor shall act as therein prescribed, the Sponsor shall be and is hereby authorized and empowered to do so for all purposes as fully as though specifically so provided herein. The Sponsor shall furnish the Employers with copies of the Plan, the Trust Agreement and all amendments thereto.

Section 7.4    Use of Trust Funds

Under no circumstances shall any part of the Employer's Trust Fund be recoverable by the Employer or any Affiliated Employer from the Trustee or from any Participant or Former Participant, his or her Beneficiaries, or any other person, or be used for or diverted to purposes other than for the exclusive purposes of providing benefits to Participants and their Beneficiaries; provided, however, that:

     (a) an Employer's excess contribution may be returned to such Employer in accordance with the provisions of Section 9.7(b) of the Plan, and

     (b) the portion, if any, of the Trust Fund attributable to an Employer not required for the satisfaction of all liabilities to Participants and their Beneficiaries shall, upon such Employer's termination of the Plan, revert to such Employer.

Section 7.5    Location of Trust Fund Assets

Except as authorized by the Secretary of Labor by regulation, the indicia of ownership of any assets of the Trust Fund and Plan shall not be maintained outside the jurisdiction of the District Courts of the United States.

Section 7.6    Partial Invalidity

If any provision of this Trust Agreement is held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining portions of this Trust Agreement, unless such illegality or invalidity prevents accomplishment of the objectives and purposes of this Trust Agreement and the Plan. In the event of any such holding, the parties will immediately amend this Trust Agreement as necessary to remedy any such defect.

Section 7.7    Construction

This Trust Agreement shall be construed, administered and enforced according to ERISA and the Internal Revenue Code and where state law is applicable, under California laws, fairly and equitably, and in accordance with the purposes of the Plan.


Executed at Los Angeles, California on this the 7th day of June, 1991.


                                        UNION BANK, SPONSOR


                                        By: ____________________________________
                                                 Yoichi Kambara
                                                 Executive Vice President



                                        By: ____________________________________
                                                 Pieter Westerbeek
                                                 Senior Vice President